2022 CarbonEase

Offered by Entrex Carbon Offset Company, LLC
1,999,999 Shares of 2022 CarbonEase
Compliance Grade Carbon Offset Backed Securities
Reg A, Tier 1 Offering
Pending SEC Qualification



PART II
OFFERING CIRCULAR

2022 CarbonEase
Compliance Grade Carbon Offset Backed Securities
Offered By the Entrex Carbon Offset Company, LLC

150 E Palmetto Park Road, Suite 800
Boca Raton, FL 33432

Best Efforts Offering of up to 1,999,999   2022 CarbonEase Securities
Minimum Purchase: 1 Share Unit ($10.00)

This prospectus relates to the offering and sale of up to one million, nine hundred and ninety nine thousand nine hundred and ninety nine (1,999,999) shares of 2022 CarbonEase compliance grade carbon offset backed securities for an aggregate maximum gross dollar offering of nineteen million, nine hundred and ninety nine thousand, nine hundred and eighty dollars ($19,999,980) (the Offering).

The Offering is being made pursuant to Tier 1 of Regulation A, promulgated under the Securities Act of 1933. Each 2022 CarbonEase compliance grade carbon offset backed security will be offered at ten dollars ($10.00) per unit. There is a minimum purchase amount of one 2022 CarbonEase security at $10.00. Each unit represents one United Nations and/or World Bank registered, validated, verified and minted 2022 metric tonne carbon offset (as defined). Owners of a 2022 CarbonEase security may, exclusively at the option of the owner and at the then current cost of the materialization, convey ownership of the security to the transfer agent of record in exchange for a notarized Certificate of Retirement representing the retirement of the carbon offset backed security and the underlying compliance grade carbon offset (the carbon offset backed by the security) being registered, validated, verified and minted 2022 metric tonne carbon offset; Materialization and Conferment on an authorized United Nations Authorized Registry. Upon receipt of the Certificate of Retirement, no further benefit is provided to the owner through the materialization and conferment of the 2022 CarbonEase certificate.
Investing in this offering involves a high degree of risk, and you should not invest unless you can afford to lose your entire investment; see Risk Factors. This offering circular relates to the offer and sale or other disposition of up to one million, nine hundred and ninety nine thousand nine hundred and ninety nine (1,999,999) 2022 CarbonEase securities sold per unit at $10.00 whereby each security shall represent one United Nations and/or World Bank registered, validated, verified and minted 2022 metric tonne carbon offset (as defined).

This is our offering, and no public market currently exists for our 2022 CarbonEase securities. The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission
(the SEC) and the relevant State regulators, as necessary, and will terminate on the sooner of the sale of the maximum number of shares being offered or the decision by Company management to deem the offering closed. The shares offered hereby are offered on a best efforts basis, and there is no minimum offering.

While this offering is being qualified by the Securities and Exchange Commission, we have a current Regulation D exempt offering being sold by the principals of the Company representing the same terms and conditions of this Regulation A offering
(as filed).

When and if this offering becomes qualified, we will cease the Regulation D offering and convert the Reg D securities into the registered security offered herein and continue to solicit the qualified Regulation A offering.

Securities purchased by buyers of the Regulation D exempt offering will be converted into securities of the final
Regulation A qualified offering if and when it occurs.

We have made no arrangements to place subscription proceeds or funds in an escrow, trust or similar account, which means that the proceeds or funds from the sale of the Regulation A and Regulation D securities will be immediately available to us to purchase the underlying carbon offsets securities representing one United Nations and/or World Bank registered, validated, verified and minted 2022 metric tonne carbon offset, less fees (see Use of Funds).

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR
OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE 2022 CARBONEASE COMPLIANCE GRADE CARBON OFFSET BACKED SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933, AS AMENDED (THE SECURITIES ACT), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE 2022 CARBONEASE COMPLIANCE GRADE CARBON
OFFSET BACKED SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF
THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


		     	 	# of              Price to
		    		Securities		Public (2)

Per Security          		           $1.00
Total Minimum     		1		     $10.00
Total Maximum     	 1,999,999  	  $19,999,990

			    Proceeds to            Proceeds to
Per Security:       (1)  Issuer			  others
Total Minimum:			$9.00              $1.00
Total Maximum:		$17,999,991.00      1,999,999.00

(1)
The amounts shown are before deducting organization and
offering
costs to us, which include legal, accounting, printing, due
diligence, marketing, consulting, finders fees, selling and
other costs incurred in the offering of the common stock.
(2)
2022 CarbonEase securities are offered at $10.00 per unit.


We are following the Offering Circular format of disclosure under Regulation A.

The date of this Regulation A offering circular is June 1, 2022.






FORWARD LOOKING STATEMENTS


THIS OFFERING CIRCULAR MAY CONTAIN FORWARD LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE
TO THE COMPANYS MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS ESTIMATE, PROJECT, BELIEVE, ANTICIPATE, INTEND, EXPECT AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENTS CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANYS ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.



PART II
ITEM #2
TABLE OF CONTENTS

PART II ITEM 1 SUMMARY OF THE OFFERING CIRCULAR


PART II ITEM 2 TABLE OF CONTENTS


PART II ITEM 3a SUMMARY OF INFORMATION IN OFFERING CIRCULAR


PART II ITEM 3b RISK FACTORS

PART II ITEM 4 DILUTION

PART II ITEM 5 PLAN OF DISTRIBUTION

PART II ITEM 6 USE OF PROCEEDS TO ISSUER

PART II ITEM 7 DESCRIPTION OF BUSINESS

PART II ITEM 8 DESCRIPTION OF PROPERTY

PART II ITEM 9 MANAGEMENTS DISCUSSIONAND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

PART II ITEM 10 DIRECTORS, EXECUTIVE OFFICERS AND
SIGNIFICANT EMPLOYEES

PART II ITEM 11 COMPENSATION OF DIRECTORS AND OFFICERS

PART II ITEM 12 SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN SECURITYHOLDERS

PART II ITEM 13 INTEREST OF MANANGEMENT AND OTHER
CERTAIN TRANSACTIONS

PART II ITEM 14 SECURITIES BEING OFFERED

PART F/S ITEM 15 FINANCIAL STATEMENTS

PART III ITEM 16 INDEX TO EXHIBITS

PART III ITEM 17 SIGNATURE PAGE




PART II
ITEM 3a
SUMMARY OF INFORMATION IN OFFERING CIRCULAR

As used in this prospectus, references to the Company, company, we, our, us, 2022 CarbonEase or the Entrex
Carbon Offset Company  or Company refer to Entrex Carbon
Offset Company, LLC. unless the context otherwise indicates.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

THE COMPANY
Organization:

The Entrex Carbon Offset Company, LLC was incorporated under the laws of the State of Florida on December 8th, 2020.
Our principal office is located at 150 East Palmetto
Park Road, Suite 800, Boca Raton FL, 33432.

Management:

Our Chief Executive Officer & Chairman is Stephen H. Watkins. Our Vice Chairman is Rick Rochon. Our other Officers initially include Thomas Harblin who assists in the sales operations of the Company, Colin Turney who assists in marketing of the company and Thomas Hatfield who manages our technology platform.

Controlling Shareholders:

Stephen H. Watkins, through the Entrex Holding Company,
EHCo, LLC, is the controlling member of the LLC.

Description of Parent Corporation Business:

Entrex Carbon Market was founded in 2019 with a mission to create the leading place to find, research, track, manage and trade carbon offsets.

The companys initial focus has been carbon offsets represent millions of various vintage offsets from around the world. Buyers found these offsets but had significant due diligence and underwriting costs associated with a trade which resulted in high friction, difficult, due diligence driven, bi lateral trades.

The companys bi lateral transaction history exemplified how opaque price discovery was in the market and, most important, how significant carbon offset underwriting was prior to a trade (required by buyers due to historical rampant fraud in the industry). We found there was no disciplined, reliable supply of compliance grade offsets for buyers to have comfort in the quality and ease of transaction execution.
These two fundamental market shortcomings (quality and efficiency) had us assemble a network of United Nations and World Bank carbon offset project owners into a structure that makes them private issuers of carbon offset securities under the SEC jurisdiction.

These private carbon offset backed securities still had buyer challenges due to the historical fraud challenges resulting in buyers still having to manage the underwriting of each issuers unique offsets there was no standardized, credible underwriting in the market.

The Entrex Carbon Market revised its vision to create the leading place to find, research, track, manage and trade of standardized compliance grade carbon offsets with regulatory oversight.

The Entrex Carbon Market revised its strategy to create and market compliance grade offsets which inherently provided comfort and confidence for buyers. In an effort to mitigate this underwriting cost for buyers Entrex and KPMG established a relationship whereby KPMGs Project Management Organization
(PMO) oversees the ISO Auditors and Registry methodologies
from project registration through minting and finally
retirement of the security.   We believe the collective efforts
of United Nations Registries, ISO approved Auditors and KPMG managing authentication and provenance of each security would provide buyers the confidence and comfort in the underlying compliance grade offsets which is not a regulatory term nor represents any compliance body approval of said offsets.

The Entrex Carbon Market established compliance grade carbon offsets to create comfort, confidence and convenience for buyers of carbon offsets.

Entrex Carbon Offset Company, LLC

The Entrex Carbon Market realized that efficient trading of these standardized compliance grade carbon offsets needed a global distribution system; a network through which regulated brokers could transact securitized compliance grade carbon offsets. This is where the Entrex Carbon Offset Company offers a solution.

The Entrex Carbon Offset Company securitizes Entrexs compliance grade carbon offsets into standardized carbon offset backed security registered with the United States
Securities and Exchange Commission and sold through regulated parties.

Entrexs compliance grade carbon offset backed securities are intended to be traded by regulated market members as private securities, private carbon offset backed securities in a public equity (PIPE), or as a registered security of a public company.

The Entrex Carbon Offset Company envisions the 2022 CarbonEase, as an SEC qualified carbon offset backed security which will offer buyers and sellers an efficiently traded, standardized, compliance grade carbon offset backed securities for regulated market members to offer to their clients.

2022 CarbonEase offers a standardized compliance grade carbon offset backed security sold through regulatory compliant transactions and regulated market members. Buyers can gain comfort and confidence that they are buying authenticated compliance grade carbon offsets with known providence.

The 2022 CarbonEase development can be summated into four distinct events.

1. Standardization of the underlying carbon offset is overseen by KPMGs Project Management Organization (PMO) who oversees the ISO Auditors tracking UN Registry methodologies from project registration through minting and finally retirement of the security. This process provides authentication and providence of each carbon offset assuring a consistent standard.

2. Securitization occurs when Entrex and KPMG assigns specific UN Registry carbon offset serial numbers to specific CarbonEase
security serial numbers.    KPMGs Capital Market Team will
manage agreed upon procedures to confirm the carbon offset backed components to the Compliance grade specification which collectively establishes the basis for the compliance grade carbon offset backed security.

3. Public Market Trading will occur when regulated traders can access the qualified 2022 CarbonEase via Bloomberg, Reuters and
other trading desktops.   Traders can then establish bid and
offers and electronically trade the 2022 CarbonEase security electronically providing frictionless trades.

4. Retirement occurs when an owner redeems their security
through the regulated transfer agent.   The transfer agent
notifies Entrex and KPMGs Project Management Organization who then oversees the retirement of the specific serial numbers at the United Nations Registry which then results in a retirement certificate being provided to the redeemed security last owner.

Below we represent a high level summary of the 2022 CarbonEase
Standardization, the Securitization into an Backed Security and the associated Redemption

We believe the above processes allow any carbon offset project, overseen by KPMG, result in a standardized compliance grade carbon offset backed security, which can be efficiently traded with simplified retirement solution (and associated authorized retirement certificates) for global carbon buyer: resolving todays challenges through existing public market infrastructure.

The end to end offset development, securitization and retirement process is managed by Entrexs blockchain enabled IBM, award nominated, technology platform.

THE OFFERING
Securities Offered:

1,999,999 2022 CarbonEase compliance grade carbon offset backed securities.

Each 2022 CarbonEase Security will be offered at $10.00 per unit. Each unit shall be assigned a designated United Nations or World Bank Carbon minted offset underwritten by a Serialized Carbon Offset via Entrexs Blockchain enabled Carbon Securitization System.

Termination of the Offering:

The offering will commence as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the SEC) and the relevant state regulators, as necessary and will terminate on the sooner of the sale of the maximum number of 2021 Entrex Carbon Offset securities being sold or when no further non retired 2021 Carbon Offsets are available for resale from the United Nations or World
Bank Registries or via the decision by Company management to deem the offering closed.

Offering Cost:

We estimate our total offering expenses shall be paid by our
parent company the Entrex Carbon Market, LLC.   Trade costs,
by regulated broker dealers, shall be paid by the buyer either as part of the sell price or as an addition to the sell price.


PART II
ITEM 3b
RISK FACTORS

Investing in our securities involves risk. In evaluating the Company and an investment in the 2022 CarbonEase security careful consideration should be given to the following risk factors, in addition to the other information included in this Offering circular. Each of these risk factors could materially adversely affect Entrex Carbon Offset Companys business, operating results or financial condition, as well as adversely affect the value of an investment in our securities.

The following is a summary of the most significant factors that make this offering speculative or substantially risky. The company is still subject to all the same risks that all companies in its industry, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber security). Additionally, early stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to the Company

Entrex Carbon Offset Company is a development stage business and may be adversely affected managing the business and regulatory challenges of the market sector.

The Company has limited capitalization and a lack of working capital and as a result is dependent on raising funds to grow and expand its business. The Company lacks sufficient working capital in order to execute its business plan. The ability of the Company to move forward with its objective/s is therefore highly dependent upon the success of the offering described herein. Should we fail to obtain sufficient working capital through this offering we may be forced to abandon our business plan.

Because we have a limited history of operations we may not be able to successfully implement our business plan:

We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

We are dependent on the sale of our securities to fund our operations and will remain so until we generate sufficient revenues to pay for our operating costs:

Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our securities. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

We rely on partners and related entities to Register, Validate, Verify, Mint and Retire Carbon Offsets which would provide the underwriting collateral for the Entrex Carbon
Offset Securities.   If the services offered under respective
agreements are not fully adhered and/or our license from Entrex is revoked our operations could be severely affected:

Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, licensed technologies, successful implementation of our business plan and limited revenue from operations.

Risks Relating to Our Business

We will be dependent upon key administrative personnel of Entrex Carbon Offset Company for our future success, particularly Stephen H. Watkins:

If we lose this member of the Entrex Carbon Offset Companys management team, our ability to implement our business strategy could be significantly harmed.

There is currently no active trading market for our securities:

Our ability to grow will depend on our ability to sell the 2022 CarbonEase Securities to Market ONLY after the Entrex Carbon Market has Registered, Validated, Verified and Minted Carbon
Offsets.   Today the Entrex Carbon Market has discussions with
136 Carbon Offset Projects which are interested in moving forward. Entrex Carbon Market will only engage these parties once we the 2022 CarbonEase security, in its private, PIPE or registered structure has been presented and of interest to buyers.

If no Carbon Offsets from the Entrex Carbon Market to secure the 2022 CarbonEase Securities it is possible that no 2022
CarbonEase Offset Securities will be available for sale.

Our financial condition and results of operations will depend on our ability to manage our future growth effectively:

The Entrex Carbon Offset Company is a company with limited operating history which has many indications of interest for
the CarbonEase product.   If the sales of the 2022 CarbonEase
do not occur as expected the current and future of the Company may be at risk. As such, it is subject to the business risks and uncertainties associated with any new business enterprise, including the lack of experience in managing or operating a business of this type.

Accomplishing this result on a cost effective basis is largely a function of our management personnels structuring of administrative duties, their ability to provide competent, attentive and efficient services to us, and our access to financing on acceptable terms.


We will operate in a highly competitive market for investment opportunities:

We compete for investors and buyers of Carbon Offset securities who have access to private Carbon Offsets which lack liquidity and the securitization features the 2022 CarbonEase Securities
shall provide.   It is possible that potential buyers might
prefer the lack of liquidity or the lack of securitization which the 2022 CarbonEase provides and therefore would not
have demand in the market.   Many of our competitors offer
private carbon offset securities which albeit lack what we see as the 2022 CarbonEase benefits but which may be perceived as better investment opportunity if this occurs our ability to implement our business strategy could be significantly harmed.

Our operating results are subject to fluctuation as a result of the nature of our business, and if we fail to achieve our objectives, ECO, LLC may not continue to operate.

We could experience fluctuations in our quarterly and
annual operating results due to a number of factors,
some of which are beyond our control, including the
number of investors and the number of companies that
agree to offer Carbon Offset Securities allowing us to
issue the 2022 CarbonEase Securities.    If investors
lack interest or Carbon Offset are not available for securitization then the CarbonEase Securities may not be available to sell and our business model and potential unable to operate.

There are significant potential conflicts of interest which could impact our returns:

Our management team (and any that may be retained in the future), and the future members of a the Entrex
Carbon Offset Company, LLC may serve as officers, directors or principals of entities that operate in the same or a related line of business or other companies managed by affiliates of the EHCo, LLC, the Entrex Holding Company, which may be formed in the future. Accordingly, if this occurs, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of our investors or the company.

Operational and/or Ownership conflicts of interest:

Our management team (and any that may be retained in the future), and the future members of the Entrex
Carbon Offset Company, LLC may be owners or principals of entities that the EHCo, LLC may purchase.
Accordingly, if this occurs, they may have obligations to investors in those entities which may not be in the best interest of the 2021 Entrex Carbon Offset
Security holders,

Our Management may choose to, exclusively at their option, to sell or reclassify one or more class/es of securities which could convey rights and privileges to their owners:

The Entrex Carbon Offset Company, LLC management has the right to sell or convert any of the Companys securities into various securities of any other company, if deemed appropriate, exclusively at the option of the management, into a private or publicly listed Company.

Our Management may change our objectives, operating policies and strategies without prior notice or any stockholder approval:

Our management has the authority to modify or waive certain of our operating policies and strategies without prior notice and without investor approval.
However, absent investor approval,
we may not change the nature of our business so as to cease to exist unless sold or purchased at the exclusive option of management. We cannot predict the effect any changes to our current operating policies or strategies would have on the business model, operating results and returns to investors.
Nevertheless, the effects may adversely affect our business and impact our ability to make distributions.

Changes in laws or regulations governing our operations may adversely affect our business:

We are subject to regulation by laws at the local, state and federal levels. These laws and regulations, as well as their interpretation, may be changed from time to time. Any change in these laws or regulations could have a material adverse effect on our business.

Because the 2022 CarbonEase may be publicly traded, there will be uncertainty regarding our value:

We have arbitrarily established a price of our securities based on our perception of comparables in the industry and our anticipated operating methodology.
This valuation may fluctuate significantly and could have no relevance to actual results of the CarbonEase security or the Entrex Carbon Offset C ompany, LLC.

Entrex Carbon Offset Companys purchase of related companies:

At the discretion of management; we may or may not elect to purchase related companies which may or may not have conflicts of interest for the Company or management using proceeds of this offering or establishing debt or other securities which may have a negative effect on to 2022
CarbonEase security and offering.

Entrex Carbon Offset Companys purchase and license of technologies from related parties:

At the discretion of management; we may or may not elect to purchase and license technologies from related companies which may or may not have conflicts of interest for the Company or management using proceeds of this offering or establishing debt or other securities which may have a negative effect on to 2022 CarbonEase security and the holders of this offering.

Entrex Carbon Offset Companys limited operational experience:

Entrex Carbon Offset Company has had limited operations which may not, be sufficient for the business and plans outlined. If management fails to operate as planned the operational cash flows could limit the value of the 2022 CarbonEase
Security holders or significantly affect the operations of the enterprise. If sufficient funds are not available to manage Entrex Carbon
Offset Company, LLC and/or any of the partners or related companies the value of the Entrex
Carbon Offset Securities could diminish in value.


PART II
ITEM 4
DILUTION


We are offering Securities called 2022 CarbonEase which will each be collateralized by one non retired minted carbon offset, or the future minted Carbon
Offset, of a United Nations or World Bank Registered
Carbon Offset Issuer.

We are limited to issuing 1,999,999 2022 CarbonEase
Securities pursuant to this offering. This represents the World Banks estimate for an additional 26 Billion
Carbon Offsets needed worldwide to offset existing carbon production.

If global issuers choose to assign to the Entrex Carbon
Offset Company more 2022 Minted Carbon Offsets than the offered amount of 2022 CarbonEase Securities the Company may chose to issue a secondary offering to offset demand.
As such each of the 2022 CarbonEase Securities Offered in the prospectus will maintain their allocated and assigned 2022 Carbon Offset however additional units may be offered, based on available United Nations and World Bank Registries of Carbon Offsets, which may authorize additional 2022 CarbonEase Securities if allowed by regulatory bodies.

Therefore, future offerings may dilute the 2022
CarbonEase collectively for the company, the Entrex
Carbon Offset company but would not dilute the compliance grade carbon offset backed nature of the CarbonEase security.




PART II
ITEM 5
PLAN OF DISTRIBUTION

We are offering a maximum of 1,999,999 2022 CarbonEase on a no minimum, best efforts basis. The offering will terminate upon the earlier to occur of: (i) the sale of all 2022 CarbonEase, or (ii) the decision by Company management to deem the offering closed.

Our 2022 CarbonEase Securities are not currently listed on any national exchange or qualified for trading on any electronic quotation system. No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

Warrants/options:

As of the date of this prospectus, there are no outstanding warrants to purchase our securities.

State Securities Laws:

Under the securities laws of some states the 2022
CarbonEase Securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the 2022
CarbonEase Securities may not be sold unless the 2022 CarbonEase Securities have been qualified for sale in the state or an exemption from registration or qualification is available and is complied with.




PART II
ITEM 6
USE OF PROCEEDS TO ISSUER

We estimate that the net proceeds from the sale of the 1,999,999 2022 CarbonEase Securities pursuant to this Offering will be approximately
$17,999,991 after deducting the estimated offering, selling and operational expenses of approximately
$1,999,999.

Accordingly, we expect net proceeds,
estimated as discussed above as follows, if we raise
the maximum offering amount: Maximum Offering Amount:
$19,999,990

Fully funding Offering:		100%	   $19,999,990

Disclosed Broker Fees:		 10%	  $  1,999,999

Net Offering distributed:	      90%    $ 17,999,991

Net Offering distributed to the Company shall be used in the following manner: Acquisition of the compliance grade carbon offset minted securities to provide a carbon offset for each of the 2022 CarbonEase
Securities.



PART II
ITEM 7
DESCRIPTION OF BUSINESS

Description of Business:

Entrex was founded in 2001 to create a capital market system for entrepreneurial companies (Entrex is short for entrepreneurial exchange).

Since that time, Founder & CEO Stephen H. Watkins has assembled both a team and a family of companies with leading edge technology, using the IBM technology stack, to serve the needs of all market participants: companies, investors and intermediaries. As a final step in this evolution the Entrex Holding Company (EHCo or Entrex) was established to help drive synergies among these underlying companies, and to create a comprehensive market system, similar to the infrastructures of NASDAQ or NYSE, yet to help smaller companies access capital while providing control, compliance, and transparency to all market participants.

Entrex Licenses the Origination through Trading Technology
 to various businesses including the Entrex Carbon Market
LLC. (www.EntrexCarbonMarket.com).

The Entrex Carbon Market provides services to create
offsets for entities which have underdeveloped Carbon
Offsets.   As part of the Entrex Carbon Market process
to Register, Validate, Verify, Mint, Trade and Retire an issuers carbon offsets Entrex Carbon Offset
Company, LLC is assigned serialized Carbon Offsets which become an asset of the Company to which it assigns value to each of the 2022 CarbonEase securities as described in this prospectus.



Description of Operations:

Entrex Carbon Offset Company, LLC is a consolidator
and assembler of Carbon Offsets.   Each 2022 CarbonEase
is collateralized by an Issuers 2022 Carbon Offset.

Entrex Carbon Offset Company, LLC utilizes its employees
and partners to Register, Validate, Verify, Mint, Trade
and Retire an issuers carbon.   After an Issuers
Carbon Offsets have be minted each offset can be assigned to a specific 2022 CarbonEase Security (
This offering) until retired.

These Entrex Carbon Offset Securities with assigned
Carbon Offsets are then sold to an Issuer, pursuant to this offering, for the Issuer, and/or their assignees, ultimately traded for the benefit of the issuer and redeemed or retired if the 2022 CarbonEase security owner desired to use the underlying offsets for their carbon neutrality plans.


Historical Operations:

Entrex Carbon Offset Company, LLC has no historical operations but relies on the Entrex Holding Companys technology platform, licensed in 2019, to operate and manage the assignment and collateralization of an Issuers Carbon Offsets for and on behalf of the Entrex Carbon Market, LLC.

Information of the Licensed Technology platform is available in the IBM Case Study on www.EntrexCarbonMarket.com.

Current Operations:

Entrex Carbon Offset Company, LLC is managed by
Stephen H. Watkins the CEO of the Entrex Holding Company
(EHCo, LLC), Entrex Carbon Market, LLC and the Entrex
Carbon Offset Company, LLC.  As such once a Licensees
Carbon Offsets are Minted within the Entrex Carbon
Markets methodologies he would operate Entrex Carbon Offset
Company, through a limited staff and independent contractors, which, in turn, would utilize the licensed technology platform to execute the assignment of a Licensees Entrex Carbon Offsets to 2022 CarbonEase Security under the oversight of KPMG.

Once assigned and collateralize the 2022 CarbonEase securities would be sold through regulated market members.

When a 2022 Entrex Carbon Offset is Retired by an owner the Entrex Carbon Offset Company staff would then manage the Retirement of the carbon offset/s with the appropriate
United Nations or World Bank Registry and manage the retirement of the security for trading under the oversight of KPMG.


Growth Strategy:

The Companys growth is anticipated through further sales via the Entrex Carbon Market and its independent sales and marketing initiatives to potential Carbon Offset producers.
Each Carbon Offset Producer who becomes a Licensee of the Entrex Carbon Market would then contractually, once their Carbon Offsets are Minted, be obligated to assign their Carbon Offsets to the Entrex Carbon Offset Companys
CarbonEase Security pursuant to this prospectus.

If more compliance grade carbon offsets are available to the Entrex Carbon Offset Company we may choose to have additional offerings similar to this or elect a different structure which offers efficiency to market which offers the same or additional benefits.

The timing and commencement of our growth plans may be influenced by the success of this prospectus offering.
And we may not raise sufficient proceeds through this offering in order to fully execute our business plans.


PART II
ITEM 8
DESCRIPTION OF PROPERTY

The Entrex offices are located on the 8th Floor at 150
East Palmetto Park Road, Boca Raton, Florida.

Entrex Carbon Offset, LLC operates licensed technologies
to originate, place and service Carbon Offsets and their
issuances on behalf of clients.   These technologies are
located in IBM Licensed Servers located in nationwide web based server facilities which manage backup and operations of said servers and technology.

Today limited personnel operate at this location and often are working within related entities of Entrex
Carbon Offset, LLC and the holding company EHCO, LLC.
We anticipate, pursuant to the completion of this offering to supplement our team.



PART II
ITEM 9
MANAGEMENT DISCUSSION AND ANALSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The Entrex Carbon Offset Company operates on a cash flow
breakeven basis since our inception.   We anticipate
hiring employees and/or independent contractors pursuant
to offset our operating needs.
CarbonEase acquires compliance grade carbon offsets from
the Entrex Carbon Markets Carbon Offset Rights Agreement
(CORA).   This agreement is analogous to an oil and
gas mineral rights agreement.  Entrexs CORA is a patent
pending contract which assigns the sale of KPMG overseen
carbon offset projects to the Entrex Carbon Offset Company
which in turn assembles carbon offset backed securitized
offsets into the CarbonEase security as defined herein.
The Entrex Carbon Market has over 100 Carbon Offset
Producing Real Estate Projects (COPRe Projects) representing over 2,000,000 acres of forestry lands which potentially
produce nearly 200,000,000 offsets.   If all of these come
to market, we could have over $2,000,000,000 in COPRe
CarbonEase product available to market.
Entrex has also developed their Oil and Gas Cap and
Trade program.  These projects cap leaking oil and
gas wells which in turn create carbon offsets.  Entrex
has helped develop legislation with the State of
Louisiana which, if executed, provides legal rights to
the offsets to the service provider.   There are an
estimated 2.1 million oil and gas wells in the United States which are estimated to produce about $250,000 carbon
offsets:  a multi billion dollar additionality opportunity.
The Entrex Carbon Offset Company is the recipient of
assigned Entrex Carbon Market Licensed Carbon Offsets
COPRe and Cap and Trade Carbon Offset Projects).
We do not anticipate this to be a labor intensive
business therefore few full time, if any, employees are
expected to be needed on behalf of the CarbonEase
processes all services are done by external parties
and sales through regulated agents.
The Entrex Carbon Market management shall be accountable
for all processes on behalf of 2022 CarbonEase Security
Holders.   This creates an efficient end to end process
and single point of contact for 2022 CarbonEase security
holders.
Plan of Operations:
We believe the Entrex Carbon Market licensed technology
platform has matured to an operational basis over the
15 years of development of the IP.   In 2017 Entrex
proved through our technology we can originate, structure,
place, trade and service private Securities which have been
pushed out to the blockchain.
FINRA regulators have reviewed the technology and operational processes culminating at the private trades and debt payment distributions on behalf of security holders and we believe they have no functional nor compliant issues with the manner in which Entrex processes Securities domestically which
in turn this technology could manage the assignment and
retirement of the Entrex Carbon Offset Securities offered
in this prospectus through the regulated parties we have engaged. Material Changes:
Excluding normal operational growth and associated changes
in operations and/or technology no material changes are
expected in the operations or investor returns in 2022 thru
2023.
Various micro and macro economic national or global events
could have significant effect on the holdings of the Company as these events could or would have operational effect on the held securities of underlying companies.
Liquidity:
The 2022 Entrex Carbon Offset Securities are expected to
have limited liquidity unless listed on  an over the counter
or public market.   Management actively plans of listing the
2022 Entrex Carbon Offset Securities once approved by the
United States Securities and Exchange pursuant to this prospectus.


PART II
ITEM 10
DIRECTORS, EXECUTIVE OFFICERS, AND CONTROL PERSONS
Our executive officers and directors as of the date of
this offering are as follows:
Name			        	Position
Stephen H. Watkins     	Managing Member
Richard Rochon          Board
Thomas Hatfield 	 	Partner
Tom Harblin			Partner
Colin Turney			Partner
Stephen H. Watkins:  is Managing Member and is the founding
Chairman and CEO of various majority owned entities of the Entrex Holding Company (EHCo, LLC). Stephen is an experienced entrepreneur founding a series of successful information and business services companies; two of which grew to billion dollar market cap companies. Stephen a uthored the book Capital Cant Fund What It Cant Find.
In the past he wrote a syndicated bi monthly finance column read by over eight million national readers at its peak.

Richard C. Rochon: is Vice Chairman of the Board of the
Entrex Holding Company (EHCo, LLC).   Mr. Rochon has
extensive experience as an investor, shareholder, director and officer of various public and private companies throughout his career and has been involved in numerous acquisitions, divestitures, spin offs, initial public offerings, secondary offerings and other corporate financings and transactions. Prior to joining Entrex Mr. Rochon formed RPCP.

Thomas Hatfield: Manages the IBM Technology Platforms across EMI and the associated Entrex Capital Market
System companies. Mr. Hatfield brings over 30 years of expertise creating and solving complex online information systems. His technical experience includes the US Army and with General Electric where was a Engineer for final testing and ground station operations for military space satellite communications. His expertise is over 20 years creating custom systems, for organizations including NEC Electronics, Flextronics and PeopleSoft.



PART II
ITEM 11
COMPENSATION OF DIRECTORS AND OFFICERS

Name			              Total Compensation*
Stephen H. Watkins     		$1.00
Richard Rochon           	$1.00
Thomas Hatfield 	 		$1.00
Tom Harblin		 		$1.00
Colin Turney		 	$1.00
*Compensation for operators and directors of the Company
are provided via wholly owned subsidiaries of EHCo, LLC
the Entrex Holding Company and thru management or
licensing agreements to agreed parties.
Officers and Directors:
At our sole discretion we may add additional Officers and Directors and compensate them through annual retainer fees along with reimbursement of reasonable out of pocket expenses incurred in connection with attending each meeting. Each independent Officer and Director will receive $500 in connection with each meeting that they attend, plus reimbursement of reasonable out of pocket expenses incurred in connection with attending each committee meeting not held concurrently with a board meeting. No compensation is expected to be paid to Directors or Officers until this offering is made effective.
Compensation for expenses, Officers and Directors will
be managed through the sole decisions and directions of the
Managing Member.
Indemnification Agreements:
We shall enter into indemnification agreements with our Directors and Officers. The indemnification agreements are intended to provide our Directors the maximum indemnification permitted under law and/or requested by the respective Officer and/or Director. Each indemnification agreement provides that EMI shall indemnify the Director or Office who is a party to the agreement (an Indemnitee), including the advancement of legal expenses, if, by reason of his or her corporate status, the Indemnitee is, or is threatened to be made a party to or a witness in any threatened, pending, or completed proceeding.
Significant Employees:
As of the date of this prospectus, Stephen H. Watkins is the Managing Member of the Entrex Holding Company and is a key party to the various Entrex companies. Other staff members and/or entities will be involved in Entrex Carbon Market and Entrex Carbon Offset Company to manage the creation, assignment and retirement of the 2022 CarbonEase Securities discussed in this prospectus.
At the sole discretion of management various employment agreements and/or contracts may be made with key personnel which regulate the manner of compensation and the potential option purchases as provided in the employment agreements. Family Relationships:
There are no family relationships among our directors or
officers
Involvement in Certain Legal Proceedings:
None of our control persons are known to have been involved in any of the following events during the past five years:
1.
Bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years
prior to that time;
2.
Any conviction in a criminal proceeding or being subject to
a pending criminal proceeding (excluding traffic violations and other minor offences);
3.
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or
banking activities.   Watkins, Managing Member, has a
past AWC issued by FINRA and is believed to be compliant and an SEC conformation was requested in 2020. Further summary and analysis is available in the due diligence room or upon request; or
4.
Being found by a court of competent jurisdiction
(in a civil action), the Commission or the Commodity
Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment or decision has not been reversed, suspended, or vacated. Changes in Control:
We are unaware of any contract, or other arrangement or provision of our Articles or by laws, the operation of which may at a subsequent date result in a change of control of our company.



PART II
ITEM 12
SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN SECURITYHOLDERS


Title of Class	      		    Name of Beneficial
Preferred Member Interests*              EHCo, LLC
2021 Entrex Carbon Offsets**        	  This Offering

Title of Class	      		           Amount
Preferred Member Interests*                    1,000
2021 Entrex Carbon Offsets**        	   1,999,999

Title of Class	      		        Percent of Class
Preferred Member Interests*                 100%*
2021 Entrex Carbon Offsets**        	       100%**

*Preferred Member Interests have voting rights controlled by Watkins the Managing Member of the EHCo, LLC

** Non Voting Shares representing underlying offsets authorized and allocated to the maximum provided by regulators.








PART II
ITEM 13
INTEREST OF MANAGEMENT AND
CERTAIN SECURITYHOLDERS

n/a
(the balance of this page is intentionally blank)


PART II
ITEM 14
SECURITIES BEING OFFERED

We are offering a maximum of 1,999,999 2022 CarbonEase Securities, each collateralized by an associated, serialized and minted Carbon Offset via a United Nations or World Bank
Carbon Registry.    Investors, in turn, will own through the
CarbonEase Security a specific, registry serialized carbon offset until retired by the CarbonEase owner or when canceled two years after the serialization year on the last business
day of the year.   At that point any unredeemed/retired 2022
CarbonEase Securities will be materialized and Entrex Carbon Offset Company shall be the recipient of the related carbon
offset of unredeemed securities.   Notice shall be provided
prior to the 12/31 liquidation date to owners of record (
2022 CarbonEase Securities will liquiditate on 12/31/2024). Any owners that acknowledge shall be provided a certificate referencing their ownership of the carbon offset registry
serial number.   Security holders who do not notify the Entrex
Carbon Offset company of their desires and intent of the CarbonEase security may forfeit future rights of the Security and associated carbon offsets.

The Entrex Carbon Offset Security only have rights and warranties associated with the associated and serialized Carbon Offset via a United Nations or World Bank Carbon
Registry.   The only right the Entrex Carbon Offset Security
holder maintains are the rights and warranties associated with the carbon offset as defined herein.

      2022 CarbonEase Securities have no dividend rights;

      2022 CarbonEase Securities have no voting rights;

      2022 CarbonEase Securities have no liquidation rights;

      2022 CarbonEase Securities have no pre emptive rights;

      2022 CarbonEase Securities have no conversion rights;

      2022 CarbonEase Securities have no redemption provisions;

2022 CarbonEase Securities have no rights inferred to the selection of the Managing Member;

2022 CarbonEase Securities have no rights inferred to the decisions of the Managing Member;

22022 CarbonEase Securities have no voting rights for any future Board of Directors if created;

2022 CarbonEase Securities have no voting rights or selection of any Officers;

2022 CarbonEase Securities have no decision on the leverage the Company decides to obtain;

2022 CarbonEase Securities have no decision on and sale/merger or acquisition;

2022 CarbonEase Securities have no liabilities for further calls or future offerings;

2022 CarbonEase Securities have no liabilities associated with the company;

2022 CarbonEase Securities have no financial benefit beyond the associated Carbon Offset Collateral.




PART F/S
ITEM 15
PROJECTED FINANCIAL STATEMENTS


Income Statement

                       Not Operating

10-31-2022
Balance Sheet

Assets:
        Cash:						     0.00
        Contracted Carbon Offsets:	       $19,999,990.00

     Liabilities
	   Payables for Carbon Offsets:	 $11,999,994.00
   	   Equity:					  $7,999,996.00

      Liabilities and Equity:	      $19,999,990.00


Note 1. Organization, History and Business

Entrex Carbon Offset Company (the Company) was authorized as a Limited Liability Corporation in Florida on December
8th 2020 and initiated operations on January 1st 2022.  The
Company was established for the purpose of creating a tradable security for the benefit of the Entrex Carbon
Market Carbon Offset Rights Agreement licensed Clients.
The Companys fiscal year end is December 31.

Note 2. Related Party Transactions

Entrex Carbon Market, LLC creates carbon offsets, pursuant
to license which are overseen by KPMG.  Produced carbon
offsets are then sold to buying companies and this company;
Entrex Carbon Offset Company, LLC.   Management of the various
related parties may have conflicts of interest between entities.

Note 3. Income Taxes

The Company adopted the provisions of ASC 740 10 50, formerly
FIN 48, and Accounting for Uncertainty in Income Taxes. The
Company had no material unrecognized income tax assets or liabilities as of October 31, 2022.

The Companys policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period from inception through October 31, 2022 there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company anticipates filing income tax returns in the U.S. federal jurisdiction and the State of Florida. We are not currently involved in any income tax examinations.

Note 4. Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has not generated any revenue nor expenses. These factors raise substantial doubt about the Companys ability to continue as a going concern. Management believes that the Companys capital requirements will depend on many factors including the success of the Companys development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future. The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

ITEM 16
INDEX TO EXHIBITS

Exhibit A.  State Filing Documents
Exhibit B.  Federal EIN
Exhibit C.  SEC Reg A Filing Confirmation


PART III
Exhibit A.
State Current Status Documents

PART III
Exhibit B.
Federal EIN

PART III
Exhibit C.
SEC Confirmation of Reg A filing

Original Filing Acceptance:
Amended Filing Accepted:

PART III
Exhibit D.
Signature Page


Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1 A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton and County of Palm Beach, in the State of Florida, December 9, 2020.

ENTREX CARBON OFFSET, LLC
By:
/s/ Stephen H. Watkins

Name:
Stephen H. Watkins

Title:
Managing Member
(and Principal Executive Officer)
In accordance with the requirements of the Securities Act
of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.
Signature
/s/ Stephen H. Watkins
Title
Managing Member
Date
October 31, 2022
Stephen H. Watkins
(and Principal Executive Officer